UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2011

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 18, 2011, we held a special meeting in lieu of annual meeting of shareholders. A total of 10,847,493 shares of our common stock were outstanding as of March 18, 2011, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Rowland T. Moriarty and William F. Concannon as members of our board of directors as Class I directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Rowland T. Moriarty	9,867,908	192,926	236,838

William F. Concannon	9,633,140	427,694	236,838

Proposal Two: Approval of Executive Compensation

Our shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement filed in connection with the special meeting pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
9,396,408	608,821	55,605	236,838

Proposal Three: Frequency of Advisory Shareholder Votes on Executive Compensation

Our shareholders voted to approve, on an advisory basis, every year as the preferred frequency of our holding advisory shareholder votes to approve the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
9,424,104	3,450	569,510	63,770	236,838

Based on these results and consistent with a majority of votes cast with respect to this matter, our board of directors has decided to hold advisory shareholder votes to approve the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K every year until the next required vote on the frequency of such advisory votes.

Proposal Four: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2011

Our shareholders ratified our selection of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2011. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
10,291,633	3,219	2,820	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: May 20, 2011	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer